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EXHIBIT 99.12

CONTACT:
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ECON Investor Relations, Inc.
Dawn Van Zant, (800) 665-0411
dvanzant@investorideas.com

FOR IMMEDIATE RELEASE
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                 TODD J. BROMS, CEO, ISSUES SHAREHOLDER UPDATE;

      EUROTECH CONTINUES CORPORATE AND FINANCIAL RESTRUCTURING INITIATIVES

FAIRFAX, VA - JUNE 13, 2002 - Eurotech, Ltd. (AMEX:EUO), www.eurotechltd.com, today issued another in a series of biweekly reports to its shareholders by Todd
J. Broms, President and Chief Executive Officer.

Mr. Broms said that the Company plans to continue reporting to shareholders biweekly through press releases, updating the status of its operations, until Fall 2002. At that time, the Company plans to present its long-range strategic plans to the investment community at a meeting held in New York City.

Commenting on the Company's on-going review of the Company's operational and capital structures, Mr. Broms said: "We continue to make progress towards commercialization of certain of Eurotech's advanced technologies that we believe have particular relevance in the area of Homeland Security. We are working diligently on the restructuring of the operations of the Company and rationalizing our cost base, as a component of our overall management plan. As part of this plan, we also continue to work towards the goal of acquiring platform companies.

"Our Company has several advanced products, either on the market today or in late stages of development and testing, that have particular application in Homeland Security. The stage of business development for each technology asset is being regularly assessed, as well as assessing market potential and time to commercialization.

"We believe that appropriately reconfigured corporate and financial structures, with a particular focus on the proper capitalization required by the Company to support its new corporate development and strategic implementation plans and to sustain on-going operations, will help position the Company for future growth. We also believe that such an approach will facilitate the ability of the Company to acquire platform companies."

                                   - M O R E -


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EUROTECH, LTD.
June 13, 2002
Page Two


TECHNOLOGY ASSET UPDATE
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         o        ACOUSTIC CORE(TM)/APTIS(TM) WALK-THROUGH PORTAL - As an
                  advancement of the Phase 2 Fabrication process, the NeoPlanar(TM) speakers have been tested and calibrated to determine sound pressure levels and to create synthesized waveforms for explosives detection signal processing. Acoustic beam forming mathematical modeling software programs have been created to analyze optimum receiver detection processing algorithms. A graphical user interface and data acquisition software program has been created to begin the process of collecting and analyzing target data.

         o EKOR(TM) - The Company is in discussions with a Fortune 500 corporation to conduct a performed Treatability Study in 2002 to determine how EKOR(TM) can be helpful in a nuclear waste disposal process. The performed Treatability Study will focus on the stabilization of certain hazardous residues such that the final waste form meets all requirements specified in the Waste Acceptance Criteria of certain U.S. nuclear sites. Discussions regarding the contemplated performed Treatability Study are in preliminary stages and there can be no assurances that the two parties will reach agreement.

NEW WEB SITE INTRODUCED
-----------------------

The Company today announced that it has unveiled a comprehensive redesign of its Internet web site, www.eurotechltd.com, to provide its stakeholders, the investment community, and companies with whom we work with more direct access to information about the Company and its technologies.

The new web site has three major components:

         o COMPANY - provides an overview of Eurotech, its management and its strategic business units.

         o PRODUCTS - provides information about its nuclear and environmental technology solutions, advanced performance materials, and security and safeguards products.

         o INVESTOR RELATIONS - provides press releases, SEC filings, and related materials.

There are also special sections devoted to EKOR(TM), Rad-X(TM) and Acoustic Core(TM).

Mr. Broms said: "Our newly redesigned web site will provide visitors with an enhanced user experience and easier access to information about our Company and its technologies. The new format is easy to navigate, has high clarity, and has good content display. In addition, significant improvements to web site's underlying architecture will give us the flexibility to develop and deliver new information and content updates faster."

                                   - M O R E -

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EUROTECH, LTD.
June 13, 2002
Page Three


ABOUT EUROTECH, LTD.
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Eurotech is a corporate asset manager seeking to acquire, integrate and optimize a diversified portfolio of manufacturing and service companies in various markets. Our mission is to build value in our emerging technologies and in the companies we acquire and own, providing each with the resources it needs to realize its strategic business potential.

Our emerging technology business segment develops and markets chemical and electronic technologies designed to improve the environmental and security sectors by means of their unique or superior characteristics and reduced manufacturing and/or use risks. Our portfolio of technologically advanced products includes (i) proprietary materials created to specifically solve the serious problems of how nuclear and other hazardous wastes are cost effectively contained, (ii) advanced performance materials for use in industrial products such as coatings and paints, (iii) automatic detection of explosives and illicit materials, and (iv) cryptographic systems for secure communications, all of which can be used in Homeland Security.

More information about Eurotech, its technologies and current investor information may be obtained by visiting the Company's web site at www.eurotechltd.com.

"SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
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1995
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Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Eurotech officials during presentations about Eurotech, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").

Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act.

Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology, a rejection of the Company's products and technologies by the marketplace and disputes as to the Company's intellectual property rights. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Eurotech, its technology, economic and market factors and the industries in which Eurotech does business, among other things.

These statements are not guarantees of future performance and Eurotech has no specific intention to update these statements. More detailed information about those factors is contained in Eurotech's filings with the Securities and Exchange Commission.

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                                  END OF FILING